EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize expenses.

It saves Time! Telephone and
Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple
steps:

1. Read your Proxy Statement and
have it at hand.

2. Call toll-free X-XXX-XXX-XXXX,
or go to website: www.proxy-
direct.com

3. Follow the recorded or on-screen directions.

4. Do not mail your Proxy Card
when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY                                                      LEGG MASON INVESTORS TRUST, INC.                                                          PROXY

LEGG MASON CAPITAL MANAGEMENT AMERICAN LEADING COMPANIES TRUST

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 13, 2011

PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned holder of shares of Legg Mason Capital Management American Leading Companies Trust (the “Acquired Fund”), a series of Legg Mason Investors Trust, Inc., hereby appoints                                  and                                  attorneys and proxies for the undersigned, each with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Acquired Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”) of the Acquired Fund to be held on April 13, 2011, at the offices of Legg Mason Partners Fund Advisor, LLC, 620 Eighth Avenue, New York, New York 10018, at 10:00 a.m., Eastern Time, and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus dated February [    ], 2011 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or if only one shall be present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” approval of the Proposal.

VOTE VIA THE TELEPHONE: X-XXX-XXX-XXXX

VOTE VIA THE INTERNET: www.proxy-direct.com

999 9999 9999 999

Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title. Receipt of the Notice and the Proxy Statement/Prospectus, dated February [    ], 2011 is hereby acknowledged.

Signature(s)

Title(s), if applicable

Date                                         LMP_22102D_112210

UNLESS VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN, DATE AND MAIL THIS PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on April 13, 2011.

The Proxy Statement/Prospectus for this meeting is available at: https://www.proxy-direct.com/lmp22102

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

THIS PROXY IS SOLICITED ON BEHALF OF THE FUND’S BOARD OF DIRECTORS.

PLEASE MARK VOTE AS IN THIS EXAMPLE:    ■

	FOR	AGAINST	ABSTAIN
1.

To approve the Agreement and Plan of Reorganization, providing for (i) the acquisition by Legg Mason Capital Management Value Trust (the “Acquiring Fund”) of all of the assets of Legg Mason Capital Management American Leading Companies Trust (the “Acquired Fund”), in exchange solely for the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund and for shares of the Acquiring Fund, a series of Legg Mason Capital Management Value Trust, Inc., to be distributed to the shareholders of the Acquired Fund and (ii) the subsequent termination of the Acquired Fund and Legg Mason Investors Trust, Inc.

	☐	☐	☐

HAS YOUR ADDRESS CHANGED	DO YOU HAVE ANY COMMENTS

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

LMP_22102D_112210